SECURE AMERICA ACQUISITION CORPORATION
ANNOUNCES SEPARATE TRADING OF COMMON STOCK AND WARRANTS

Arlington, Virginia - January 16, 2008 - Secure America Acquisition Corporation (AMEX: HLD.U; the “Company”) today announced that it has been notified by SunTrust Robinson Humphrey, the sole book-running manager for the Company’s initial public offering which was consummated on October 24, 2007, that, commencing Friday, January 18, 2008, the holders of the Company’s units may separately trade the common stock and warrants included in such units. The symbols for the common stock, warrants and units are HLD, HLD.W and HLD.U, respectively.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities of the Company, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Secure America Acquisition Corporation

Secure America Acquisition Corporation is a newly organized blank check company formed for the purpose of acquiring, or acquiring control of, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more domestic or international operating businesses in the homeland security industry, but not businesses that design, build or maintain mission-critical facilities.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements inherently involve risks and uncertainties that are detailed in the Company's prospectus and other filings with the Securities and Exchange Commission and, therefore, actual results could differ materially from those projected in the forward-looking statements. The Company assumes no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact
C. Thomas McMillen
Chairman and co-CEO
Secure America Acquisition Corporation
(703) 528 7073 x 101